EXHIBIT 5.1

S&C Draft of November 21, 2008

CONFIDENTIAL

November 24, 2008

Universal Corporation,

1501 N. Hamilton Street,

Richmond, Virginia 23230

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of unspecified aggregate amounts of senior and subordinated debt securities (the “Indenture Securities”), shares of common stock (the “Common Stock”), shares of preferred stock, warrants, purchase contracts, and units composed of the foregoing (collectively, the “Securities”) of Universal Corporation, a Virginia corporation (the “Company”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1) When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of a particular Indenture Security and of its issuance and sale have been duly established in conformity with the indenture, dated as of February 1, 1991 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as trustee (the “Indenture”) under which it is to be issued so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Indenture Security has been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated by the Registration Statement, such Indenture Security will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization,

Universal Corporation	-2-

moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) When the Registration Statement has become effective under the Act, the terms of a warrant agreement (the “Warrant Agreement”) under which a particular warrant (a “Warrant”) is to be issued by the Company have been duly established so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrant Agreement has been duly authorized, executed and delivered, the terms of such Warrant and of its issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Warrant has been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, such Warrant will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) When the Registration Statement has become effective under the Act, the terms of the governing instrument or agreement under which a particular purchase contract (a “Purchase Contract”) is to be issued (the “Purchase Contract Agreement”) by the Company have been duly established so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Purchase Contract Agreement has been duly authorized, executed and delivered, the terms of such Purchase Contract and of its issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Purchase Contract has been duly executed and authenticated in accordance with the Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, such Purchase Contract will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Universal Corporation	-3-

(4) When the Registration Statement has become effective under the Act, the terms of a unit agreement under which a particular unit (a “Unit”) is to be issued (the “Unit Agreement”) by the Company have been duly established so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Unit Agreement has been duly authorized, executed and delivered, the terms of such Unit and of its issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Unit has been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, such Unit will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security, Warrant, Purchase Contract or Unit denominated in a foreign currency or currency unit (collectively, the “Foreign Currency Securities”) in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Foreign Currency Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Foreign Currency Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Foreign Currency Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Foreign Currency Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Virginia law, we have relied upon the opinion, dated November 24, 2008, of Preston D. Wigner, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Preston D. Wigner.

Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed

Universal Corporation	-4-

and delivered by the Trustee thereunder, an assumption that we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP